UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2018

Date of Report (Date of earliest event reported)

GRAND HAVANA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55037	27-0631947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. Suite 12R Miami Beach FL	33139
(Address of principal executive offices)	(Zip Code)

305-297-2207

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2018, Luis Ravelo resigned as a member of the Board of Directors of Grand Havana (the “Company”). Mr. Ravelo became a member of the Board in conjunction with Grand Havana’s purchase of 70% of Cafesco from him and his wife in 2017. The Company also entered into an employment agreement with Mr. Ravelo at that time for him to continue to operate Cafesco on behalf of the Company. Certain disputes have arisen between the Company and Mr. Ravelo with regard to his management of Cafesco. The Company is reviewing Mr.Ravelo’s actions with regard to the operation of Cafesco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Rico
Date: July 18, 2018	By: /s/ Robert Rico
CEO/Director